Exhibit 10.4
EXECUTION COPY
EMPLOYMENT AGREEMENT
          THIS AGREEMENT entered into as of the 14th day of January, 2004, by and between Broadview Networks Holdings, Inc., a Delaware corporation, (the “Company”) and Terrence J. Anderson, an individual (the “Executive”) (hereinafter collectively referred to as the “parties”).
          WHEREAS, the Company, BridgeCom Holdings, Inc., a Delaware corporation, (“BridgeCom”) and certain other parties are parties to an Agreement and Plan of Merger (as the same may be amended or otherwise modified from time to time, the “Merger Agreement”);
          WHEREAS, the Company is engaged in the business of providing telecommunications, Internet and related products and services;
          WHEREAS, the Executive has heretofore been employed by the Company as its Executive Vice President, Finance and, following the transactions contemplated by the Merger Agreement, the Company desires to retain the services of the Executive on the terms set forth herein;
          WHEREAS, to the extent that the Executive and the Company have previously entered into any agreements providing for severance arrangements or other terms of employment (each, a “Prior Employment Agreement”), the Company and the Executive agree that this Agreement shall replace and supersede each such Prior Employment Agreement and that no benefits or payments shall be due or payable under any such Prior Employment Agreement;
          WHEREAS, in order to induce the Executive to remain in the employ of the Company, the Company desires by this writing to set forth the continued employment relationship of the Executive with the Company.
          NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:
          1. Term. The initial term of employment under this Agreement shall be for the period commencing on the Closing Date (as defined in the Merger Agreement), and ending on the 1st anniversary thereof; provided, however, that the term of this Agreement shall be extended for one (1) year at the end of the initial term and on each anniversary thereafter unless the Company shall have given written notice to the Executive at least sixty (60) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, that if the Company does not extend the term of this Agreement following the expiration of the initial term or any renewal term, the Executive shall be terminated following the expiration of such initial term or renewal term; and provided, further, that this Agreement shall not become effective prior to eight (8) days following the execution by the Executive of a general release of, and waiver of claims against, the Company and its subsidiaries, affiliates, directors, officers, employees and agents in a form acceptable to the Company.
           2. Employment. (a) The Executive shall be employed as the Executive Vice President, Corporate Development of the Company or in such other capacity for the Company and its subsidiaries and affiliates as may be mutually agreed to by the parties, and shall provide such services to the Company and its subsidiaries and affiliates as the Company may reasonably request. The Executive agrees to perform faithfully, industriously, and to the best of the Executive’s ability, experience, and talents, all of the duties, responsibilities and exercise the authority customarily performed, undertaken and exercised by an employee situated in a similar position and to the reasonable satisfaction of the Chief Executive Officer (the “CEO”) or the Board of Directors of the Company (the “Board”). Subject to the following paragraph, such duties shall be provided at such places as the needs, business, or opportunities of the Company and its subsidiaries and affiliates may require from time to time.
               (b) The Executive shall arrange his affairs and lifestyle so that he can perform his duties from the Company’s offices currently located in Newark, New Jersey or at office facilities at such other locations approved by the CEO within a twenty (20) mile radius of the Company’s offices in Newark, New Jersey (the “Newark 20-Mile Radius”).
               (c) Excluding periods of personal leave days to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder.
          3. Base Salary. The Company agrees to pay or cause to be paid to the Executive during the initial term of this Agreement and any subsequent renewal terms, a base salary at the rate of $250,000 per annum or such other greater amount as the Board may from time to time determine (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives.
          4. Annual Bonus. The Executive, at the time of execution of this Agreement, shall receive a 2004 bonus in the amount equal to $75,000. Thereafter, the Board, in its sole discretion, shall set the target(s) and cash bonus amount(s) for each fiscal year.
          5. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally. The Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.
          6. Executive Benefits. The Executive shall be entitled to participate in all executive benefit, incentive compensation plans or equity compensation plans (to such extent as shall be determined by the Board or committee thereof in its sole discretion and provided such participation is in compliance with all state and federal laws) now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company. Unless otherwise provided herein, the Executive’s participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder.
          7. Expenses. The Executive shall be entitled to receive reimbursement of all reasonably incurred expenses in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company, provided, that, such expenses are in accordance with the Company’s policies and procedures.
          8. Personal Leave Days. The Executive shall be entitled to not less than four (4) weeks of personal leave days per year, at such reasonable times as the Board shall in its discretion permit.
           9. Termination by the Company. (a) The Executive’s employment hereunder may be terminated by the Company for no reason or any reason, including under the following circumstances:
                    (1) Disability. The Company may terminate the Executive’s employment after having established the Executive’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties under this Agreement and which continues for a total of at least ninety (90) days (exclusive of personal leave days) in a one-hundred eighty (180) day period. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive’s Disability during which the Executive is unable to work due to a physical or mental infirmity.
                    (2) Cause. The Company may terminate the Executive’s employment for “Cause.” A termination for Cause shall mean discharge by the Company by reason of the following: (i) the Executive’s conviction of, or a plea of nolo contendere to, any act which constitutes a felony offense under applicable law in connection with the performance of the Executive’s obligations on behalf of the Company or which affects the Executive’s ability to perform the Executive’s obligations as an employee of the Company or under this Agreement or any non-competition agreement, confidentiality agreement or like agreement or covenant between the Executive and the Company or which materially and adversely affects the reputation and business activities of the Company; (ii) the Executive’s willful misconduct in connection with the performance of the Executive’s duties and responsibilities as an employee of the Company; (iii) the Executive’s commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Company; (iv) the Executive’s substantial and continuing gross negligence in the performance of the Executive’s duties as an employee of the Company; (v) the Executive’s knowing unauthorized use or unauthorized disclosure of any trade secret or confidential information of the Company which adversely affects the business of the Company; provided, that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subsection; (vi) substance or alcohol abuse for which the Executive fails to undertake and maintain treatment within five (5) days after requested in writing by the Company; (vii) the Executive’s continuing material failure or refusal to perform the Executive’s duties in accordance with the terms of this Agreement; provided, that discharge pursuant to this subsection shall constitute discharge for Cause only if the Executive has first received written notice from the President or CEO of the Company stating with specificity the nature of such failure or refusal and, if requested by the Executive within ten (10) days thereafter, the Executive is afforded a reasonable opportunity to be heard before the Board; (viii) the Executive breaches a material provision of this Agreement; or (ix) the Executive’s failure to perform his duties at a location within the Newark 20-Mile Radius.
                         (b) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by a written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.
                         (c) Termination Date, Etc. “Termination Date” shall mean (1) in the case of the Executive’s death, his date of death, (2) in the case of the Company’s failure to extend the term of this Agreement pursuant to Section 1, the date on which the initial or renewal term expired, or (3) in all other cases, the date specified in the Notice of Termination subject to the following:

                              (i) If the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination given to the Executive; and
                              (ii) If the Executive’s employment is terminated by the Executive, the date specified in the Notice of Termination shall not be less than thirty (30) days nor more than forty-five (45) days from the date the Notice of Termination is given to the Company.
           10. Termination by the Executive. (a) The Executive may terminate his employment with the Company for no reason or for Good Reason, provided that the Executive delivers his Notice of Termination with the Termination Date as set forth in Section 9(b) and (c)(2).
               (b) Good Reason. The Executive may terminate employment for Good Reason if (1) the Company materially reduces or diminishes (other than temporarily) the Executive’s authorities, duties or responsibilities (other than a change to the Executive’s reporting requirements); or (2) the Company requires the Executive to relocate his place of business beyond the Newark 20-Mile Radius; or (3) in connection with a Company initiated relocation or an Executive initiated (if such Executive initiated relocation is completed within eighteen (18) months of the Closing Date) of his place of business to a corporate headquarters location, the Company does not agree to provide adequate reimbursements, up to a maximum of $75,000, for costs associated with the relocation of the Executive’s family and belongings, closing costs for the sale of the Executive’s existing home (including brokerage commissions, real estate transfer taxes) and costs associated with the Executive’s purchase of a new home (including brokerage commissions, real estate transfer taxes, home search costs and packing and moving expenses); provided that the Executive delivers a written notification specifying the Executive’s intention to terminate for Good Reason within thirty (30) days of being notified by the Company of such material reduction or diminution in authority, duties or responsibilities or such relocation.
          11. Compensation Upon Termination. Upon termination of the Executive’s employment during the term of this Agreement, the Executive shall be entitled to the following benefits:
               (a) If the Executive’s employment is terminated by the Company for Cause or Disability at any time or by the Executive other than for Good Reason at any time after the timeframe contemplated by Section 11 (c) has passed, or by reason of the Executive’s death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (1) Base Salary, (2) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (3) vacation pay, (4) any unpaid bonuses or incentive compensation related to the prior fiscal year and (5) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, “Accrued Compensation”). The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs and practices then in effect.
               (b) If the Executive’s employment by the Company shall be terminated by the Company other than for Cause, death or Disability, or by the Executive for Good Reason, or if the Company fails to extend the Agreement following the expiration of the initial term or any subsequent renewal term, then the Executive shall be entitled to the benefits provided below:
                    (1) the Company shall pay the Executive all Accrued Compensation; and
                    (2) provided that the Executive shall have executed a general release of, and waiver of claims against, the Company and its subsidiaries, affiliates, directors, officers, employees and agents in a form acceptable to the Company and that such release is effective, the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, an amount in cash equal to 100% of Base Salary.
               (c) If the Executive provides notice to terminate employment other than for Good Reason at any time within six (6) months of the Closing Date, then the Executive shall be entitled to the benefits provided below:
                    (1) the Company shall pay the Executive all Accrued Compensation; and
                     (2) if the Executive has not requested and the Company has not provided reimbursement for relocation expenses pursuant to Section 10(b), the Executive, provided that he shall have executed a general release of, and waiver of claims against, the Company and its subsidiaries, affiliates, directors, officers, employees and agents in a form acceptable to the Company and that such release is effective, shall be entitled to, and the Company shall pay to the Executive, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, an amount in cash equal to 75% of Base Salary.
               (d) The amounts provided for in Sections 11(a), 11(b)(1) and 11(c)(1) shall be paid within fifteen (15) business days after the Termination Date, the amounts provided for in Section 11(b)(2) shall be paid ratably in accordance with the

Company’s customary practices with respect to Base Salary over the twelve (12) month period immediately following the Termination Date and the amounts provided for in Section 11(c)(2) shall be paid ratably in accordance with the Company’s customary practices with respect to Base Salary over the nine (9) month period immediately following the Termination Date.
               (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.
          12. Employee Covenants.
               (a) Confidential Information. (1) The Executive hereby recognizes and acknowledges that, in and as a result of the provision of services to the Company hereunder, he will receive, and he previously has received, confidential and proprietary information of and regarding the Company, its business activities and the business activities of the Company’s direct and indirect subsidiaries and affiliates. Accordingly, as a material inducement for the Company to enter into this Agreement and in consideration of Executive’s retention and the payment to the Executive of the compensation herein, the Executive hereby agrees to hold in strictest confidence and not to use for his own benefit or that of any third party or to intentionally or negligently publish or disclose, directly or indirectly, in a manner which could be harmful to the Company or its direct and indirect subsidiaries and affiliates, any “Confidential information.” For purposes of this Agreement, intending that the term shall be broadly construed to include anything that may be protected as a trade secret under applicable law, “Confidential Information” shall mean all information, whether communicated in writing, electronically, orally or otherwise, and all documents and other tangible materials which record information, relating to the operation, financial status, business, product development, marketing/promotional activities, contractual relationships with customers and suppliers, relationships with directors, officers and employees, or internal policies and procedures of the Company and its direct and indirect subsidiaries, which has been or is from time to time created or learned by, disclosed to or known by the Executive as a consequence of his service to the Company and its direct and indirect subsidiaries, whether or not pursuant to this Agreement.
                    (2) The restrictions on disclosure by the Executive of Confidential Information shall not apply to (i) information which at the time of disclosure was generally available to the public; (ii) information which is published or otherwise becomes available to the public through means other than an act or omission of the Executive; or (iii) information which was previously known to the Executive free of any obligation to keep it confidential. Notwithstanding anything to the contrary herein, Executive may disclose Confidential Information (i) if required to do so by law, or (ii) if ordered to do so by a court or other governmental authority of competent jurisdiction; provided, however, that the Executive shall, unless prohibited from so doing, provide the Company prior written notice of any such mandated disclosure and afford the Company or its direct and indirect subsidiaries an opportunity to contest the disclosure and to itself limit the extent of the disclosure to the maximum extent practicable.
                    (3) Confidential Information disclosed to the Executive is and shall remain the property of the Company and its direct and indirect subsidiaries. By disclosing Confidential Information to the Executive, the Company and its direct and indirect subsidiaries do not relinquish any of their proprietary rights and interests therein and hereby specifically reserve all such proprietary rights and interests to said Confidential Information. The Executive shall return, or, subject to applicable law, at the sole discretion of the Company, destroy, all Confidential Information and all copies thereof, including, without limitation, written and electronic copies, as well as all summaries, notes, memoranda, plans, records, reports, computer tapes, printouts and software or other documents, materials or things containing Confidential Information, to the Company upon the termination of this Agreement or promptly upon the written request of the Company or its direct and indirect subsidiaries for any reason and at any other time.
               (b) Inventions and Patents. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its direct and indirect subsidiaries and affiliates and which are conceived, developed or made by him solely or jointly with others during the term of the Agreement (“Work Product”) belong to the Company and its direct and indirect subsidiaries. The Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the term of the Agreement) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments) without additional compensation to the Executive.
               (c) Non-Competition. In consideration of the compensation to be paid to the Executive hereunder, the Executive agrees that:
                    (1) during the period beginning on the Closing Date and ending on the date which the Company ceases to make payments to the Executive pursuant to Section 11 of this agreement following a Termination Date (the “Non-Competition Period”), he shall not, whether individually or in his capacity as a director, officer, manager, member, partner, shareholder, employee, consultant, agent or representative of or to a person or entity engage directly or indirectly in any business engaged in the provision of the telecommunications services or other services provided by the Company or any of its direct and indirect subsidiaries and affiliates as of the Closing Date or at any time during the term of the Agreement in any state in which the Company or any of its direct and indirect subsidiaries and downstream affiliates provided such services to the extent such services in each such state accounted for greater than one percent (1%) of the Company’s revenues; provided, however, that ownership of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall not be deemed to violate this subsection; and
                    (2) during the period starting on the Closing Date and ending on the second anniversary of the Termination Date, the Executive shall not (i) whether individually or in his capacity as a director, officer, manager, member, partner, shareholder, employee, consultant, agent or representative of or to a person or entity, solicit or otherwise endeavor to entice away, any person or entity who, during the term of the Agreement and at any time during the six (6) months prior to the termination of the Executive’s services hereunder, is or was an officer, employee, sales agent, consultant, customer or supplier of the Company or its direct and indirect subsidiaries and affiliates, or (ii) either directly or indirectly, alone or in conjunction with another party, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or its direct and indirect subsidiaries and affiliates (including the termination of such relationship or causing the purchase of services from a competitor) with any person or entity who, during the term of the Agreement, and at any time during the six (6) months prior to the termination of the Executive’s services hereunder, is or was a current or prospective employee, sales agent, consultant, customer or supplier of the Company or its direct and indirect subsidiaries and affiliates or otherwise had a business relationship with the Company or its direct and indirect subsidiaries and affiliates other than the Executive’s secretary/administrative assistant.
               (d) Nondisparagement; Cooperation. The Executive shall not, at any time during his employment with the Company or thereafter, make any public or private statement to the news media, to any Company competitor or client, or to any other individual or entity, if such statement would disparage any of the Company, any of their respective businesses or any director or officer of any of them or such businesses or would have a deleterious effect upon the interests of any of such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of private statements made to any officers, directors or employees of the Company by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer; and provided further that nothing contained in this Section 12(d) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith that is required by law, regulation or order of any court or regulatory commission, department or agency.
               (e) The parties hereto agree that the Company would suffer irreparable harm from a breach by the Executive of any of the covenants or agreements contained herein and that money damages would not be an adequate remedy for any such breach. In the event of a breach or threatened breach by the Executive of any of the provisions of this Section 12, the Company or its successors or assigns, in addition to all other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof without posting any bond or other security.
               (f) The Executive recognizes, acknowledges and agrees that the terms and conditions of this Section 12 are reasonable and properly required for the adequate protection of the Company’s business, and do not preclude the Executive from pursuing the Executive’s livelihood.
               (g) If, at the time of enforcement of any of the provisions of this Section 12, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
               (h) The Executive agrees that the covenants made in Section 12 shall each be construed as an agreement independent of any other provision of this Agreement and each shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.
          13. Entire Agreement. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. The parties agree that neither the Company nor the Executive has any further obligations under any Prior Employment Agreement and that the Executive shall not be entitled to any further benefits under any Prior Employment Agreement, including, without limitation, any benefits with respect to a termination of employment. The Executive agrees to release the Company from any claims the Executive may have regarding compensation or benefits arising out of any Prior Employment Agreement.
          14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and their affiliates, successors and assigns and shall be binding upon and inure to the benefit of the Executive and his legal representatives and assigns; provided that in no event shall the Executive’s obligations to perform future services for the Company be delegated or transferred by the Executive without the prior written consent of the Company (which consent may be withheld in their sole discretion). It is not the intent of the parties that there be any third party beneficiaries of this Agreement, except as expressly provided in this Agreement. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.
          15. Amendment and Waiver. Any provision of this Agreement may be amended, waived or terminated only in writing and signed by the Company and the Executive. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No course of dealing between the parties shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion, or with regard to one provision, shall not be construed as a bar to, or waiver of, any such right or remedy on any other occasion or with regard to any other provision.
          16. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.
          17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement; provided, that if a court having competent jurisdiction shall find that the covenant contained in Section 12 hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.
          18. Jury Trial. Each of the parties hereto herby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
          19. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
          20. Notice. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) three (3) days after sent by e-mail (with such communication to be in PDF format), with electronic confirmation of sending, provided that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail addresses set forth below (or to such other mailing and e-mail addresses as either party may designate by notice to the other party in accordance with this provision), or (c) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):
Notices to the Company:
Broadview Networks Holdings, Inc.
115 Stevens Avenue, Third Floor
Valhalla, New York 10595
Attention:    General Counsel
Phone:          (914) 468-8214
Facsimile:     (914) 742-5818
Email:            chunter@bridgecom.com
with copies to:
MCG Capital Corporation
1100 Wilson Boulevard, Suite 3000
Arlington, Virginia 22209
Attention:    President, Investment Administration and General Counsel
Phone:          (703) 247-7500
Facsimile:     (703) 247-7545
Email:            srubenstein@mcgcapital.com

Notices to Executive:
Terrence J. Anderson
8 Morris Drive
Princeton, New Jersey 08540
Phone:   609-333-1278
Cellular: 917-375-6811
Email:     tjanderson@broadviewnet.com
          21. Captions. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein means “including without limitation.”
           22. Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY: BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Brian Crotty
	Name:	Brian Crotty
	Its:	President

THE EXECUTIVE
/s/ Terrence J. Anderson
Terrence J. Anderson